Exhibit 3.23
State of Nevada Articles of Incorporation
1.	NAME OF CORPORATION: WVAE Lico, Inc.

2.	RESIDENT AGENT: The Corporation Trust Company of Nevada One East First Street Reno, Nevada 89501

3.	SHARES: Number of shares with par value: 100 Par Value: $1.00 Number of shares without par value: 0

4.	GOVERNING BOARD: Shall be styled as (check one): ☑ Directors ☐ Trustees

The FIRST BOARD Of DIRECTORS shall consist of 4 members and the names and addresses are as follows (attach additional page if necessary): See 1 in Addendum

5.	PURPOSE (optional – see reverse side): The purpose of the corporation shall be:

6.	OTHER MATTERS:

7.	SIGNATURES OF INCORPORATORS:

John L. Finlayson Name (print)	Craig W. Bremer Name (print)

550 Gatehouse Lane, East York, PA 17402	1020 Wetherburn Drive, York, PA 17404

Address

/s/ John L. Finlayson	/s/ Craig W. Bremer

8.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT: The Corporation Trust Company of Nevada hereby accepts appointment as Resident Agent for the above named corporation.

/s/ Domenic A. Borriello Signature of Resident Agent	November 12, 1997 Date

Addendum

1.	Name	Louise J. Appell, Jr.
	Address:	1700 Powder Mill Road
	City:	York
	State:	PA
	Zip:	17403

	Name:	Peter P. Brubaker
	Address:	160 Edgewood Road
	City:	York
	State:	PA
	Zip:	17403

	Name:	John L. Finlayson
	Address:	550 Gatehouse Lane, East
	City:	York
	State:	PA
	Zip:	17402

	Name:	David E. Kennedy
	Address:	2950 Broxton Lane
	City:	York
	State:	PA
	Zip:	17402